EXHIBIT 10.4

                         KERYX BIOPHARMACEUTICALS, INC.

                      2002 CEO INCENTIVE STOCK OPTION PLAN
                   SPECIAL NONSTATUTORY STOCK OPTION AGREEMENT

1. Grant of Option.

      This Agreement evidences the grant by Keryx Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), on December 23, 2002 (the "Grant Date") to Michael S. Weiss, Chairman and Chief Executive Officer of the Company (the "Executive"), of an option to purchase (the "Option"), in whole or in part, on the terms provided herein, and on the terms provided in the Employment Agreement dated as of December 23, 2002, between the Company and the Executive (the "Employment Agreement"), a total of 2,002,657 shares (the "Shares") of common stock, $0.001 par value per share, of the Company (the "Common Stock") at $1.30 per share (the "Option Price"). Unless earlier terminated, this Option shall expire on December 23, 2012 (the "Final Exercise Date"). It is intended that the Option shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Vesting Schedule.

      (a) Regular Vesting. Subject to the provisions of subsection 2(b), below, the Option shall become exercisable ("vest") as follows:

            (i) the Option to purchase all of the Shares shall vest on December 23, 2009 , provided that the Executive is employed on that date as Chairman and/or Chief Executive Officer and/or a director of the Company.

            (ii) Notwithstanding subsection 2(a)(i) above, the exercisability of the Option to purchase 652,657 of the Shares shall be accelerated in full upon the occurrence of the earlier of:

                  a. The Company achieving a total market capitalization on a fully diluted basis of more than five hundred million dollars ($500,000,000) (including shares attributable to all outstanding shares, options, warrants, other purchase rights and convertible securities, and including shares held by affiliates collectively "Fully Diluted Shares"), as determined by the following formula: Fully Diluted Shares multiplied by the average of the Fair Market Value (as defined below) of the common stock for three consecutive trading days plus long-term liabilities minus Working Capital (as defined below) and minus the aggregate exercise price of all options and warrants included in the Fully Diluted Shares; or

                  b. The Company possessing at least one hundred million dollars ($100,000,000) in "Working Capital" (which shall mean as of any date, the current assets plus investment securities or similar assets which have maturities in excess of 12 months less current liabilities).

            (iii) Notwithstanding subsection 2(a)(i) above, the exercisability of the Option to purchase 1,350,000 of the Shares shall be accelerated in full upon the occurrence of the earlier of:

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                  a.    The Company achieving a total market capitalization on a
                        fully diluted basis of more than one billion dollars ($1,000,000,000), as determined by the following formula: Fully Diluted Shares multiplied by the average of the Fair Market Value of the common stock for three consecutive trading days plus Long-term Debt minus Working Capital and minus the aggregate exercise price of all options and warrants included in the Fully
                        Diluted Shares; or

                  b. The Company possessing at least one hundred and fifty million dollars ($150,000,000) in Working Capital.

      (b) Accelerated Vesting. Upon the earlier to occur of (i) a Change of Control or Reorganization Event, each as defined below, or (ii) upon termination of the Executive's employment for any reason, including, without limitation, as a result of the Executive's death or Disability (as defined below) other than
(A) for Cause by the Company (as defined in the Employment Agreement) or (B) without Good Reason by the Executive (as defined in the Employment Agreement), the vesting schedule with respect to the Option shall be accelerated so that the Option shall become vested and exercisable as to all of the Shares that would otherwise have first become exercisable on any vesting date scheduled to occur on or after such Change of Control or Reorganization Event or termination of the Executive's employment, as the case may be, (x) as of a specified time prior to the Reorganization Event or Change of Control in such a manner as to allow the Executive and/or Permitted Transferees to take part in such Reorganization Event or Change of Control on the same terms as other holders of Common Stock; or (y) immediately upon the effective date of the termination of the Executive's employment, as the case may be. Additionally, the Board of Directors shall have the discretion to accelerate the vesting of all or a portion of the Option at any time.

      (c) Definitions. For the purposes of this Agreement:

            (i)   A "Reorganization Event" shall mean:

                  (A) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property; or

                  (B) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

            (ii)  A "Change in Control Event" shall mean:

                  (A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange
                        Act) 30% or more of either (I) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (II) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change in Control Event: (1) any


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                        acquisition directly from the Company (excluding an
                        acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (3) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (I) and (II) of subsection
                        (C) of this definition, or (4) any acquisition by Lindsay A. Rosenwald, Paramount Capital, Inc., or any entity controlled by, controlled or under common control with Paramount Capital, Inc. (each such party is referred to herein as an "Exempt Person") of any shares of capital stock of the Company.

                  (B) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (I) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (II) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (II) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

                  (C) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (I) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding


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                        Company Voting Securities, respectively, immediately
                        prior to such Business Combination; and (II) no Person (excluding Exempt Persons, the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination).

            (iii) "Fair Market Value" shall mean, as of any date, the value of a a share of Common Stock of the Company determined as follows:

                  (A) If the shares of Common Stock are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market, Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last full market trading day immediately prior to the time of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                  (B) If the shares of Common Stock are regularly quoted by a recognized securities dealer but selling prices are not reported, Fair Market Value shall be the mean between the high bid and low asked prices for such shares on the last full market trading day immediately prior to the day of determination; or

                  (C) In the absence of an established market for the shares of Common Stock, Fair Market Value thereof shall be determined in good faith by the Administrator.

            (iv) "Disability" shall mean a situation wherein the Executive is unable, due to any physical or mental disease or condition, to perform his normal duties of employment for 120 consecutive days or 180 days in any twelve-month period.

      (d) The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof.


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3. Exercise of Option.

      (a) Method of Exercise. Subject to the conditions set forth herein, this Option may be exercised from time to time by delivery of written notice of exercise to the Company from the Executive or a Permitted Transferee. Such notice shall specify the total number of Shares to be purchased and shall be accompanied by payment in full (or an arrangement for payment in full) in accordance with Section 3(b) below. Such exercise shall be effective upon delivery to the Company of such written notice together with the required payment (or arrangement for payment). This option may be exercised for less than the full number of Shares for which it is then exercisable, provided that no such exercise may be for any fractional Share.

      (b) Method of Payment. Payment of the purchase price for Shares purchased upon an exercise of this Option may be made: (i) by delivery to the Company of cash, a wire transfer of available funds, or a check payable to the order of the Company and backed by sufficient funds, in each case in an amount equal to the purchase price of such Shares; (ii) by delivery to the Company of shares of the Company then owned by the Executive having an aggregate Fair Market Value as of the date of delivery equal to the purchase price of the Shares being purchased upon the exercise of this Option, provided that the shares being delivered in payment for such Shares have been held by the Executive for at least six (6) months or have such other characteristics such that the use of such shares does not result in an accounting charge to the Company; (iii) if allowed by applicable law, through reasonable cashless exercise procedures that are from time to time established or approved by the Company and that afford the Executive the opportunity to sell immediately some or all of the Shares underlying the exercised portion of this Option in order to generate sufficient cash to pay the option purchase price, provided that the Company shall not unreasonably delay establishing, or approving, such procedures upon reasonable request by the Executive; (iv) in the event that the Company elects to account for this Option in accordance with FAS 123 such that payment in the following fashion does not change the manner of accounting for this Option were the payment of the exercise price in cash, by authorizing the Company to withhold Shares that would otherwise be delivered on such exercise having a Fair Market Value on the date of exercise equal to the amount of the purchase price; (v) if allowed by applicable law, by delivering to the Company a full recourse three-year promissory note which shall (A) bear interest, payable at maturity, at the applicable federal rate (as defined in and under Section 1274(d) of the Code), and (B) be secured by a pledge of the Shares delivered on such exercise, subject to the right of the Executive or his Permitted Transferee to sell such Shares and remit the after-tax proceeds of such sale to the Company in repayment of such note; or (vi) by any combination of (i), (ii), (iii), (iv) or (v).

      (c) Delivery of Shares Tendered in Payment of Purchase Price. Payment by delivery of Shares may be effected by delivering one or more stock certificates or by otherwise delivering Shares to the Company's reasonable satisfaction (including, without limitation, through an "attestation" procedure that is reasonably acceptable to the Company), in each case accompanied by such endorsements, stock powers, signature guarantees or other documents or assurances as may reasonably be required by the Company. If a certificate or certificates or other documentation representing Shares in excess of the amount required are delivered, a certificate (or other satisfactory evidence of ownership) representing the excess number of Shares shall promptly be returned by the Company.

      (d) Delivery of Option Shares. The Company shall, upon payment in accordance with Section 3(b) above of the aggregate purchase price for the number of Shares purchased, make prompt delivery of such Shares to the Executive or Permitted Transferee and pay all original issue and transfer taxes and all other fees and expenses incident to such delivery. All Shares delivered upon any exercise of this option shall, when issued in accordance with the terms of this Agreement and delivered: (i) be duly authorized, validly issued, fully paid and nonassessable; (ii) be registered, or otherwise qualified, for sale, and for resale, under state and Federal securities laws to the extent that other Shares of the same class are then so registered or qualified; provided, however, that in no event shall the Company be required to prepare and file a Form S-3 reoffer prospectus in respect of such Shares prior to the


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earlier of (A) 18 months following the date hereof or (B) immediately prior to the exercise by the Executive or his Permitted Transferee of all or any portion of this Option; and (iii) be listed, or otherwise qualified, for trading on any securities exchange or securities market on which Shares of the same class are then listed or qualified. To the extent that Shares are not promptly delivered to the Executive or Permitted Transferee (as the case may be) when due as a result of any action or inaction by the Company, the Company shall promptly make the Executive or Permitted Transferee whole for any resulting expense or loss of benefit. The Company shall deliver cash in lieu of any fractional Share.

      (e) Termination of Relationship as a Service Provider. Unless the Board of Directors or any committee charged with administering this Agreement (the "Administrator") determines that a longer period is applicable or such longer period is otherwise set forth in this paragraph, if the Executive ceases to be an employee, director or consultant of the Company (a "Service Provider"), other than upon the Executive's death or Disability, the Executive, or his Permitted Transferee, may exercise the Option within a one (1) year period following his termination to the extent that the Option is vested on the date of termination (but in no event later than the Final Exercise Date). Notwithstanding the foregoing, (i) should the Executive's termination be by the Company for Cause, such period shall be for a length of thirty (30) days following the Executive's termination; and (ii) should the Executive's employment be terminated on the account of his death, on account of Disability, by the Company without Cause, or by the Executive for Good Reason, the Executive, or his Permitted Transferee, as applicable, may exercise the Option within a period of two (2) years following such termination (but in no event later than the Final Exercise Date). If, on the date of termination, the Executive is not vested as to the entire Option (after taking into account paragraph 2(b) above), the unvested portion shall not be exercisable and the unvested portion of the Option shall be cancelled. If, after termination, the Executive, or his Permitted Transferee, as applicable, does not exercise the portion of the Option that had vested within the time specified by this Agreement or the Administrator, such vested portion of the Option shall terminate.

      (f) Buyout Provisions. The Administrator may at any time, if permitted under applicable laws, offer to buy out the Option for a payment in cash or Shares, based on such terms and conditions as the Administrator shall establish and communicate to the Executive at the time that such offer is made. No such offer shall obligate the Executive to relinquish the Option.

4. Taxes and Withholding.

      No Shares will be issued pursuant to the exercise of this Option unless and until the Executive or a Permitted Transferee pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option. The Executive or Permitted Transferee may satisfy any such tax obligations in the manner provided in Section 3(b)(i) or (ii), above, for payment of the purchase price, or by electing to have Shares withheld from the exercise of this Option having a Fair Market Value equal to the amount of such tax obligations.


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      Furthermore, the Executive hereby agrees to indemnify the Company and hold it harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Executive or a Permitted Transferee. Transfer of the Option, or any portion thereof, shall be conditional upon the execution of an agreement whereby the Permitted Transferee assumes the obligations of indemnification set forth in this paragraph.

5. Transferability of the Option.

      The Option granted hereunder shall not be transferable by the Executive other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Option, or any portion thereof, may be transferred without consideration to members of the Executive's immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners and to charities (including the Executive's estate, the "Permitted Transferees"). The Option may be exercised during the Executive's lifetime only by the Executive, or his guardian or legal representative, or a Permitted Transferee.

6. Conditions on Delivery of Stock.

      (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of the Option unless the exercise of the Option, the method of payment and the issuance and delivery of such Shares shall comply with applicable laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      (b) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. The Company shall use its best efforts to remedy such inability to gain authority as soon as reasonably possible.

7. Adjustments.

      (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by or underlying the Option, as well as the exercise price per Share of the Option shall be proportionately adjusted for extraordinary cash dividends and for any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, recapitalization, combination or reclassification of the Shares, rights issues or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of the Shares subject to the Option.


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      (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify the Executive and each Permitted Transferee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its sole discretion may provide for the Executive and each Permitted Transferee to have the right to exercise this Option until fifteen (15) days prior to such transaction as to all of the Shares, including Shares as to which the Option would not otherwise be exercisable. To the extent it has not been previously exercised, this Option will terminate immediately prior to the consummation of such proposed transaction.

      (c) Reorganization and Change in Control Events. Upon the occurrence of a Reorganization Event or a Change in Control, or the execution by the Company of any agreement with respect to a Reorganization Event or a Change in Control, the Board shall provide that the portion of the Option that is outstanding shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, the Option shall be considered to be assumed if, following consummation of the Reorganization Event or Change of Control, the new options confer the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event or Change of Control, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event or Change of Control by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event or Change of Control (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event or Change of Control is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of the Option to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value as determined in good faith by the Board to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event or Change of Control.

8. Continuation of Employment.

      Neither this Agreement nor the Option shall confer upon the Executive any right to continued employment by (or any other relationship with) the Company or any subsidiary, affiliate or parent thereof, or limit in any respect the right of the Company to terminate the Executive's employment or other relationship with the Company or any subsidiary, affiliate or parent thereof, as the case may be, at any time.

9. Stockholder Rights.

      No person or entity shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to this Option until becoming the record holder of such shares.

10. Construction.

      This Agreement shall be interpreted consistent with the terms of the Employment Agreement.


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11. Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, but without regard to the principle of conflict of laws thereof. If any one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

12. Successors and Assigns.

      This Agreement shall inure to the benefit of and be binding upon the Executive, the Company, their respective beneficiaries, heirs, executors, administrators, legal representatives and guardians, and their permitted successors and assigns.

13. Notices.

      All notices and other communications required or permitted hereunder shall be in writing and deemed to have been received on the date of delivery if delivered by hand or overnight express, or three days after the date of posting if mailed by registered or certified mail, postage prepaid, addressed to the Company at 750 Lexington Avenue, New York, New York 10022, and to the Executive at 300 East 77th Street, NY, NY 10021 (or such other address to which the Company or the Executive hereby notifies the other party hereto to send such notices and communications). Such notices and other communications shall not be considered delivered until actually received or deemed received pursuant to this
Section 13.

14. Amendment of Option.

      No amendment, alteration, suspension or termination of the Option shall impair the rights of the Executive, unless mutually agreed otherwise between the Executive and the Company, which agreement must be in writing and signed by the Executive and the Company.

15. Reservation of Shares

      The Company, during the term of this Agreement, shall at all times reserve and keep available and authorized for issuance such number of Shares as shall be sufficient to satisfy the requirements of


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      the Option.

      IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized representative. This Option shall take effect as a sealed instrument.

                                        KERYX BIOPHARMACEUTICALS, INC.


                                        By:  /s/ Lindsay A. Rosenwald
                                             -----------------------------------
                                        Name:  Lindsay A. Rosenwald
                                        Title:  Director

AGREED TO AND ACCEPTED BY:

EXECUTIVE


/s/ Michael S. Weiss
----------------------------
Michael S. Weiss

Address: 300 East 77th Street
         New York, NY 10021


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